UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, the Compensation Committee of our board of directors approved, effective January 1, 2008, increases in the annual base salaries of the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer, and Fred Furman, our executive vice president and general counsel. Each executive has an employment agreement pursuant to which their base salary shall be reviewed by the Compensation Committee annually. The agreements were filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2007.

Prior to the increases, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salaries were $400,000, $300,000, $270,000 and $270,000, respectively. As a result of the increases, effective January 1, 2008, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salary are $575,000, $350,000, $300,000 and $300,000, respectively.

On January 14, 2008, the Compensation Committee of our board of directors established an annual incentive compensation program effective January 1, 2008, whereby each of the executive officers listed above is eligible to participate. Under the annual incentive compensation program, a cash bonus with a target of 100% of the annual base salary for Mr. McCusker and 75% of the annual base salary for each of Messrs. Norris, Deitch and Furman, if earned, may be paid annually to each of these executive officers. Twenty per cent of the potential cash bonus is based on individual performance and 80% of the potential cash bonus is based on the achievement of earnings per share measures for the Company which have been established by the Compensation Committee, or EPS. To the extent EPS exceeds EPS budget/target established by our board of directors, the above listed executive officers may earn up to a maximum of 150% of their EPS bonus prorated between the EPS budget/target and 110% of the EPS budget/target. Payment of any cash bonus under this program will be paid only to the extent the EPS budget/target is attained after expensing all compensation.

The changes to executive compensation described above are consistent with the compensation recommendations of Mercer (US) Inc. (“Mercer”) a compensation consultant retained by the Compensation Committee to provide information, analyses, and advice regarding executive compensation. All recommendations were developed with the intention of providing 50th percentile compensation opportunity, based upon the data provided by Mercer. Prior to these changes our executive compensation program approximated the 25th percentile of the market data analyzed by Mercer. Data provided by Mercer does not represent the sole benchmark used to set compensation for the executive officers. Target total compensation of our executive officers, including our chief executive officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities and experience within the context of the market data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date:	January 17, 2008	By:	/s/ Michael N. Deitch
		Name:	Michael N. Deitch
		Title:	Chief Financial Officer

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